FOR IMMEDIATE RELEASE

AVANTAIR HIRES STEPHEN WAGMAN AS EVP FINANCE AND OPERATIONS

CLEARWATER, Fla. – July 19, 2011 – Avantair, Inc. (OTCBB: AAIR), the only publicly traded, stand-alone private aircraft operator and the leader of fractional aircraft ownership and flight hour time cards in the light jet cabin category, announced that Stephen Wagman has joined the company as executive vice president, finance and operations.

In his new role, Wagman’s responsibilities will include finance, operations, administration, information technologies and investor relations. Based out of the company’s Clearwater headquarters, Wagman will report to Steven Santo, Avantair’s chief executive officer. On or about September 30, 2011, the Company intends to also name Wagman as the chief financial officer, which shall be subject to the Avantair Board of Directors’ approval. It is expected that simultaneously, Richard Pytak, the current CFO, will transition to chief accounting officer.

“Steve has more than two decades of financial and operational leadership experience across a broad range of public and private companies, and will be a tremendous value to the Avantair senior management team,” said Santo. “With Steve’s background and experience, he will enable Avantair to continue to enhance our capabilities and build upon our operating metrics. Steve’s appointment will permit me to devote more of my time and energy to expanding Avantair’s business and strategically growing our top line. Steve, together with the management team, will be focused on enhancing our business and shareholder value.”

Wagman’s experience included his serving as CFO of Turtle Wax, Inc., a well-established global car care products firm, and of TOUSA, a NYSE home builder operating in Florida, Arizona, Nevada, Texas, Colorado, Delaware and Tennessee. Previously, Wagman served as EVP and treasurer at MasTec, Inc., a NYSE infrastructure services company, where he drove their strategic planning, M&A, supply chain and treasury functions. Prior to MasTec, he was the CFO at Peace Software International, an application software firm delivering CRM solutions for the global utility industry (acquired by First Data) and was co-founder and executive officer for I.D. Matrix, a pioneer in developing matrix bar code technologies. Wagman has over eight years of public company executive experience and has a proven track record for developing and maintaining strong relationships in the financial community.

Wagman earned his Bachelor of Science degree in accounting at The Ohio State University and a J.D. from Case Western Reserve University School of Law. Since 2004, Wagman has served on the Florida Board of Directors for the University of Miami’s Diabetes Research Institute Foundation.

About Avantair
Avantair, the sole North American provider of fractional shares, flight time cards and Axis leases in the Piaggio Avanti aircraft, and the only publicly traded, stand-alone private aircraft operator, is headquartered in Clearwater, Fla., with approximately 450 employees. The Company offers private travel solutions for individuals and businesses traveling within its service area, which includes the continental United States, Canada, the Caribbean and Mexico, at a fraction of the cost of whole aircraft ownership. The Company currently manages a fleet of 56 aircraft. For more information about Avantair, please visit: www.avantair.com.

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Forward Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to Avantair's future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as "trend," "potential," "opportunity," "pipeline," "believe," "comfortable," "expect," "anticipate," "current," "intention," "estimate," "position," "assume," "outlook," "continue," "remain," "maintain," "sustain," "seek," "achieve," and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may" and similar expressions. Avantair cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Avantair assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Avantair's filings with the Securities and Exchange Commission (SEC) and those as may be identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: general economic and business conditions in the U.S. and abroad, changing interpretations of generally accepted accounting principles, changes in market acceptance of the company's products, inquiries and investigations and related litigation, fluctuations in customer demand, management of rapid growth, intensity of competition. The information set forth herein should be read in light of such risks. Avantair does not assume any obligation to update the information contained in this press release.

Avantair’s filings with the SEC, accessible on the SEC's website at http://www.sec.gov, discuss these factors in more detail and identify additional factors that can affect forward-looking statements.

FOR MORE INFORMATION CONTACT:

Steve Mann
312.245.9805
steve@alpaytac.com

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